TherapeuticsMD, Inc. 10-K

Exhibit 10.18

AMENDMENT NO. 1
TO FINANCING AGREEMENT

AMENDMENT NO. 1 TO FINANCING AGREEMENT, dated as of December 27, 2019 (this "Amendment"), to the Financing Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among THERAPEUTICSMD, INC., a Nevada corporation ("Company" or "Borrower"), certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party thereto, and TPG SPECIALTY LENDING, INC., a Delaware corporation ("TSL"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent").

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.

Amendments.

(a)

New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

(i)

""Amendment No. 1" means Amendment No. 1 to Financing Agreement, dated as of December 27, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders."

(ii)

""Amendment No. 1 Effective Date" means the "Amendment Effective Date" as set forth in Amendment No. 1."

(iii)

""DD A-1 Request Date" has the meaning set forth in Section 3.2(a)(v)."

(b)

Existing Definitions. The following definitions in Section 1.01 of the Financing Agreement are hereby amended as follows:

(i)

Delayed Draw Commitment Termination Date is hereby amended and restated in its entirety to read as follows:

"Delayed Draw Term Loan Commitment Termination Date" means the earliest to occur of (a) the date the Term Loan Commitments are permanently reduced to zero in accordance with and pursuant to Section 2.12(b) or 2.13, (b) the date of the termination of the Term Loan Commitments in accordance with and pursuant to Section 8.1, (c) solely in the case of the Delayed Draw A-1 Term Loan Commitment, September 22, 2020 (or such later date as may be consented to by the Required Lenders in their sole discretion) and (d) solely in the case of the Delayed Draw A-2 Term Loan Commitment, March 31, 2020 (or such later date as may be consented to by the Required Lenders in their sole discretion)."

(c)

Section 3.2 (Conditions to Each Credit Extension). Section 3.2(a) of the Financing Agreement is hereby amended by amending and restating clause (v) therein in its entirety to read as follows:

"(v)

solely in respect of any Delayed Draw A-1 Term Loan, (A) Company shall deliver a Funding Notice in respect of the Delayed Draw A-1 Term Loan either contemporaneously with the delivery of financial statements under Section 5.1(b) in respect of the fiscal quarter ending June 30, 2020 or at such earlier date as the Administrative Agent shall have consented to in its sole and absolute discretion (the "DD A-1 Request Date"), (B) the Administrative Agent shall have consented to make such Loan in its sole and absolute discretion on or before the date that is 10 Business Days after the DD A-1 Request Date, and (C) if the Administrative Agent consents to make such Loan in accordance with preceding clause (B), such Loan is made on or before the Delayed Draw Commitment Termination Date; and".

3.

Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Administrative Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the "Amendment Effective Date"):

(a)

Payment of Fees, Etc. The Borrowers shall have paid on or before the Amendment Effective Date all fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.7 or 10.2 of the Financing Agreement.

(b)

Representations and Warranties. The representations and warranties contained in this Amendment and in Article IV of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(c)

No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)

Delivery of Documents. The Administrative Agent shall have received on or before the Amendment Effective Date this Amendment, duly executed by the Loan Parties and the Administrative Agent and the Lenders.

(e)

Material Adverse Effect. The Administrative Agent shall have determined, in its reasonable judgment, that no event or development shall have occurred since December 31, 2018, which could reasonably be expected to have a Material Adverse Effect.

(f)

Liens; Priority. The Administrative Agent shall be satisfied that the Administrative Agent has been granted, and holds, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Amendment Effective Date.

(g)

Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with any Loan Document or the transactions contemplated thereby or the conduct of the Loan Parties'

business shall have been obtained or made and shall be in full force and effect. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority which (i) relates to the Loan Documents or the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

4.

Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, or to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

5.

No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

6.

No Representations by Administrative Agent or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Administrative Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

7.

Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Administrative Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Administrative Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

8.

Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as Administrative Agent may reasonably request, in order to effect the purposes of this Amendment.

9.

Disclosure. Promptly (but in no event later than 4 Business Days) following the Amendment Effective Date, the Loan Parties shall disclose the terms of this Amendment in a Form 8-K current report, which report shall be in form and substance reasonably satisfactory to the Administrative Agent. The Loan Parties (a) agree that any press release in respect of this Amendment shall be consented to by the Administrative Agent prior to the release thereof, and (b) acknowledge and confirm that any other or further disclosure of this Amendment is subject to Section 10.17 of the Financing Agreement.

10.

Miscellaneous.

(a)

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)

Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)

Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)

Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER: THERAPEUTICSMD, INC.

By:	/s/ Daniel A. Cartwright
Name:	Daniel A. Cartwright
Title:	Chief Financial Officer and Treasurer

GUARANTORS: VITAMEDMD, LLC

By:	/s/ Daniel A. Cartwright
Name:	Daniel A. Cartwright
Title:	Chief Financial Officer and Treasurer

BOCAGREENMD, INC.

By:	/s/ Daniel A. Cartwright
Name:	Daniel A. Cartwright
Title:	Chief Financial Officer and Treasurer

VITACARE PRESCRIPTION SERVICES, INC.

By:	/s/ Daniel A. Cartwright
Name:	Daniel A. Cartwright
Title:	Chief Financial Officer and Assistant Treasurer

TPG SPECIALTY LENDING, INC., as Administrative Agent and Lender

By:	/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	CEO

TOP IV TALENTS, LLC, as Lender

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President

TAO TALENTS, LLC, as Lender

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President